Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2019

Q3 2019 Financial Highlights

•	Revenue: $853.0 million

•	GAAP earnings per share: $0.65

•	Non-GAAP earnings per share: $1.18

MOUNTAIN VIEW, Calif. – Aug. 21, 2019 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its third quarter of fiscal year 2019. Revenue was $853.0 million, compared to $779.7 million for the third quarter of fiscal year 2018, an increase of 9.4 percent.

“Synopsys continues to execute very well and delivered excellent third fiscal quarter revenue, operating margin, non-GAAP earnings and cash flow. In Q3, we also implemented a $100 million share repurchase, bringing our total for the year to $229 million,” said Aart de Geus, chairman and co-CEO of Synopsys. “Despite the uncertain geopolitical and economic backdrop, global design activity and customer engagements are thriving. Our product platforms are the strongest they’ve ever been, driving technology wins and competitive displacements. As a result of our year-to-date overachievement and broad-based strength across the business, we’re raising our annual guidance ranges.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2019 was $99.9 million, or $0.65 per share, compared to $79.4 million, or $0.52 per share, for the third quarter of fiscal 2018.

Non-GAAP Results

For the third quarter of fiscal 2019, on a non-GAAP basis, net income was $182.5 million, or $1.18 per share, compared to non-GAAP net income of $145.6 million, or $0.95 per share, for the third quarter of fiscal 2018.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” and the accompanying tables below.

Business Segments

Effective in fiscal year 2019, Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and associated services, and (2) Software Integrity, which includes security and quality solutions for software development across many industries. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provides its consolidated financial targets for the fourth quarter and full fiscal year 2019, which do not include any impact of future acquisition-related activities or costs. These financial targets reflect the current status of certain customers currently on the U.S. government’s “Entity List,” and do not assume any revenue in the fourth fiscal quarter from such customers. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter and Fiscal Year 2019 Financial Targets – ASC 606

(in millions except per share amounts)

	Q4’19		FY’19
	Low	High	Low	High
Revenue (2)	$830	$860	$3,340		$3,370
GAAP Expenses	$701	$733	$2,820		$2,852
Non-GAAP Expenses	$630	$650	$2,512		$2,532
Other Income (expense)	$(2)	$—	$(4)		$(2)
Normalized Annual Tax Rate (1)	16%	16%	16%		16%
Outstanding Shares (fully diluted)	153	156	153		156
GAAP EPS	$0.69	$0.82	$3.11		$3.24
Non-GAAP EPS	$1.10	$1.15	$4.52		$4.57
Operating Cash Flow				~$	750

(1)	Applied in non-GAAP net income calculations
(2)

We operate and plan the business under current ASC 606 rules and regulations. In previous quarters, we provided a set of FY19 comparative metrics based on the former ASC 605 rules. However, our estimates of what revenue would have been under the previous rules have become increasingly inconsistent with, and therefore do not reflect, the underlying fundamentals of the business. Nevertheless, we estimate that FY19 target revenue using the previous ASC 605 would be approximately $80 million less than our actual target range under the current ASC 606. Given the lack of relevance, we no longer provide detailed comparative metrics.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 470604, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on Aug. 28, 2019. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2019 in December 2019. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at

www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the fourth quarter and fiscal year 2019 earnings call in December 2019, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal year 2019 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter of fiscal year 2019 in its quarterly report on Form 10-Q to be filed by Sept. 12, 2019.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, (vi) the various income tax impacts prompted by the Tax Cut and Jobs Act of 2017 enacted on December 22, 2017 (“U.S. Tax Reform”), including the income tax related to transition tax and the tax rate change, and (vii) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys utilizes a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items such as tax audit settlements, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. On an annual basis we re-evaluate this rate for significant events that may materially affect our projections. We expect our annual non-GAAP tax rate to be 16% in fiscal 2019 based upon our projected normalized non-GAAP annual tax rate through fiscal 2021. We will re-evaluate this rate on an annual basis, but further regulatory guidance regarding specific parts of U.S. Tax Reform could materially change our projections. Notwithstanding the foregoing, we excluded from the normalized annual non-GAAP tax rate unusual and infrequent events, such as tax audit settlements and certain impacts of U.S. Tax Reform in fiscal 2018.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on Aug. 21, 2019 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Third Quarter Fiscal Year 2019 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2019 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
GAAP net income	$99,929	$79,409	$371,653	$178,190
Adjustments:
Amortization of intangible assets	23,714	30,805	77,138	90,538
Stock compensation	39,453	37,252	114,827	102,540
Acquisition-related costs	1,796	1,402	3,948	19,622
Restructuring	19,338	23	33,746	1,917
Legal matters	—	26,000	(18,000)	26,000
Income tax related to transition tax	—	—	—	73,434
Income tax related to tax rate change	—	—	—	45,636
Tax settlement	—	—	17,418	—
Tax adjustments	(1,772)	(29,275)	(75,275)	(57,714)

Non-GAAP net income	$182,458	$145,616	$525,455	$480,163

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
GAAP net income per share	$0.65	$0.52	$2.42	$1.16
Adjustments:
Amortization of intangible assets	0.15	0.20	0.50	0.59
Stock compensation	0.25	0.24	0.75	0.67
Acquisition-related costs	0.01	0.01	0.03	0.13
Restructuring	0.13	—	0.22	0.01
Legal matters	—	0.17	(0.12)	0.17
Income tax related to transition tax	—	—	—	0.48
Income tax related to tax rate change	—	—	—	0.30
Tax settlement	—	—	0.11	—
Tax adjustments	(0.01)	(0.19)	(0.49)	(0.37)

Non-GAAP net income per share	$1.18	$0.95	$3.42	$3.14

Shares used in computing per share amounts:	154,600	152,614	153,859	153,118

(1)

Synopsys’ third quarter of fiscal year 2019 and 2018 ended on August 3, 2019 and August 4, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2019 Targets (1)

(in thousands, except per share amounts)

	ASC 606
	Range for Three Months
	Ending October 31, 2019 (2)
	Low	High
Target GAAP expenses	$701,000	$733,000
Adjustments:
Estimated impact of amortization of intangible assets	(23,000)	(26,000)
Estimated impact of stock compensation	(39,000)	(42,000)
Estimated impact of restructuring	(9,000)	(15,000)

Target non-GAAP expenses	$630,000	$650,000

	ASC 606
	Range for Three Months
	Ending October 31, 2019 (2)
	Low	High
Target GAAP earnings per share	$0.69	$0.82
Adjustments:
Estimated impact of amortization of intangible assets	0.17	0.15
Estimated impact of stock compensation	0.27	0.25
Estimated impact of restructuring	0.10	0.06
Estimated impact of tax adjustments	(0.13)	(0.13)

Target non-GAAP earnings per share	$1.10	$1.15

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2019 Targets (1)

(in thousands, except per share amounts)

	ASC 606
	Range for Fiscal Year
	October 31, 2019 (2)
	Low	High
Target GAAP expenses	$2,820,148	$2,852,148
Adjustments:
Estimated impact of amortization of intangible assets	(100,000)	(103,000)
Estimated impact of stock compensation	(154,000)	(157,000)
Acquisition-related costs	(3,948)	(3,948)
Estimated impact of restructuring	(43,000)	(49,000)
Legal matters	18,000	18,000
Fair value changes in executive deferred compensation plan	(25,200)	(25,200)

Target non-GAAP expenses	$2,512,000	$2,532,000

	ASC 606
	Range for Fiscal Year
	October 31, 2019 (2)
	Low	High
Target GAAP earnings per share	$3.11	$3.24
Adjustments:
Estimated impact of amortization of intangible assets	0.67	0.65
Estimated impact of stock compensation	1.02	1.00
Acquisition-related costs	0.03	0.03
Estimated impact of restructuring	0.32	0.28
Legal matters	(0.12)	(0.12)
Tax settlement	0.11	0.11
Impact of tax adjustments	(0.62)	(0.62)

Target non-GAAP earnings per share	$4.52	$4.57

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys adopted new revenue recognition guidance ASC 606, Revenue from Contracts with Customers, at the beginning of fiscal 2019 under the modified retrospective method.
(2)	Synopsys’ fourth fiscal quarter and fiscal year will end on November 2, 2019. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, financial targets for the fourth quarter and full fiscal year 2019, the comparative annual amounts under ASC 605, and GAAP to non-GAAP reconciliations of such targets, as well as statements related to our long-term revenue, non-GAAP EPS and non-GAAP operating margin objectives, the expected impact of ASC 606 on our results, and the expected impact of the recent U.S. government action on our results. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-

looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: additional administrative, legislative or regulatory action by the U.S. or foreign governments, such as the imposition of additional tariffs or export restrictions, which could further interfere with our ability to provide products and services in certain countries; the response by current or potential customers and their willingness to purchase products and services from us in the future; uncertainty in the growth of the semiconductor and electronics industries; consolidation among our customers and our dependence on a relatively small number of large customers; uncertainty in the global economy; fluctuation of our operating results; increased variability in our revenue due to the adoption of ASC 606, including the resulting increase in recognizing upfront revenue as a percentage of total revenue; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches; our ability to protect our proprietary technology; our ability to realize the potential financial or strategic benefits of acquisitions we complete; our ability to carry out our new product and technology initiatives; investment of more resources in research and development than anticipated; increased risks resulting from an increase in sales of our hardware products, including increased variability in upfront revenue; changes in accounting principles or standards; changes in our effective tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; product errors or defects; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and its latest Quarterly Report on Form 10-Q. The information provided herein is as of August 21, 2019. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
Revenue:
Time-based products	$537,569	$570,053	$1,649,590	$1,697,756
Upfront products	177,552	99,579	451,466	291,143
Maintenance and service	137,849	110,082	408,557	337,077

Total revenue	852,970	779,714	2,509,613	2,325,976
Cost of revenue:
Products	113,533	115,437	346,163	335,030
Maintenance and service	59,496	49,790	178,113	150,674
Amortization of intangible assets	13,603	20,154	45,927	59,612

Total cost of revenue	186,632	185,381	570,203	545,316

Gross margin	666,338	594,333	1,939,410	1,780,660
Operating expenses:
Research and development	284,804	277,402	846,429	793,947
Sales and marketing	157,109	157,953	471,720	455,653
General and administrative	67,382	84,336	165,794	199,517
Amortization of intangible assets	10,111	10,651	31,211	30,926
Restructuring	19,338	23	33,746	1,917

Total operating expenses	538,744	530,365	1,548,900	1,481,960

Operating income	127,594	63,968	390,510	298,700
Other income (expense), net	5,317	7,925	23,373	12,595

Income before income taxes	132,911	71,893	413,883	311,295
Provision (benefit) for income taxes	32,982	(7,516)	42,230	133,105

Net income	$99,929	$79,409	$371,653	$178,190

Net income (loss) per share:
Basic	$0.67	$0.53	$2.48	$1.20
Diluted	$0.65	$0.52	$2.42	$1.16

Shares used in computing per share amounts:
Basic	150,123	148,490	149,708	148,760

Diluted	154,600	152,614	153,859	153,118

(1)

Synopsys’ third quarter of fiscal year 2019 and 2018 ended on August 3, 2019 and August 4, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

SYNOPSYS, INC.

Unaudited Reconciliation of Consolidated Statements of Operations

Under ASC 606 & ASC 605 (1)

(in thousands, except per share amounts)

	Three Months Ended
	July 31, 2019
	As reported under ASC 606	Adjustments	Balances under ASC 605
Revenue:
Time-based products	$537,569	$55,604	$593,173
Upfront products	177,552	(73,267)	104,285
Maintenance and service	137,849	(26,914)	110,935

Total revenue	852,970	(44,577)	808,393
Cost of revenue:
Products	113,533		113,533
Maintenance and service	59,496		59,496
Amortization of intangible assets	13,603		13,603

Total cost of revenue	186,632	—	186,632

Gross margin	666,338	(44,577)	621,761
Operating expenses:
Research and development	284,804		284,804
Sales and marketing	157,109	(2,731)	154,378
General and administrative	67,382		67,382
Amortization of intangible assets	10,111		10,111
Restructuring	19,338		19,338

Total operating expenses	538,744	(2,731)	536,013

Operating income	127,594	(41,846)	85,748
Other income (expense), net	5,317	—	5,317

Income before income taxes	132,911	(41,846)	91,065
Provision (benefit) for income taxes	32,982	(9,127)	23,855

Net income (loss)	$99,929	$(32,719)	$67,210

Net income (loss) per share:
Basic	$0.67	$(0.22)	$0.45
Diluted	$0.65	$(0.22)	$0.43

Shares used in computing per share amounts:
Basic	150,123		150,123

Diluted	154,600		154,600

(1)	Synopsys’ third quarter of fiscal year 2019 ended on August 3, 2019. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Reconciliation of Consolidated Statements of Operations

Under ASC 606 & ASC 605 (1)

(in thousands, except per share amounts)

	Nine Months Ended
	July 31, 2019
	As reported under ASC 606	Adjustments	Balances under ASC 605
Revenue:
Time-based products	$1,649,590	$158,222	$1,807,812
Upfront products	451,466	(151,110)	300,356
Maintenance and service	408,557	(57,707)	350,850

Total revenue	2,509,613	(50,595)	2,459,018
Cost of revenue:	—
Products	346,163		346,163
Maintenance and service	178,113		178,113
Amortization of intangible assets	45,927		45,927

Total cost of revenue	570,203	—	570,203

Gross margin	1,939,410	(50,595)	1,888,815
Operating expenses:	—
Research and development	846,429		846,429
Sales and marketing	471,720	10,395	482,115
General and administrative	165,794		165,794
Amortization of intangible assets	31,211		31,211
Restructuring	33,746		33,746

Total operating expenses	1,548,900	10,395	1,559,295

Operating income	390,510	(60,990)	329,520
Other income (expense), net	23,373	—	23,373

Income before income taxes	413,883	(60,990)	352,893
Provision (benefit) for income taxes	42,230	(12,198)	30,032

Net income (loss)	$371,653	$(48,792)	$322,861

Net income (loss) per share:
Basic	$2.48	$(0.33)	$2.16
Diluted	$2.42	$(0.32)	$2.10

Shares used in computing per share amounts:
Basic	149,708		149,708

Diluted	153,859		153,859

(1)	Synopsys’ third quarter of fiscal year 2019 ended on August 3, 2019. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2019	October 31, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$686,780	$723,115
Accounts receivable, net	457,390	554,217
Inventories	155,108	122,407
Income taxes receivable and prepaid taxes	29,751	76,525
Prepaid and other current assets	288,616	67,533

Total current assets	1,617,645	1,543,797
Property and equipment, net	372,566	309,310
Goodwill	3,143,056	3,143,249
Intangible assets, net	283,305	360,404
Long-term prepaid taxes	13,973	138,312
Deferred income taxes	339,354	404,166
Other long-term assets	383,509	246,736

Total assets	$6,153,408	$6,145,974

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$471,629	$578,326
Accrued income taxes	3,175	27,458
Deferred revenue	1,138,993	1,152,862
Short-term debt	16,653	343,769

Total current liabilities	1,630,450	2,102,415
Long-term accrued income taxes	27,847	50,590
Long-term deferred revenue	91,229	116,859
Long-term debt	125,285	125,535
Other long-term liabilities	338,928	265,560

Total liabilities	2,213,739	2,660,959
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 150,373 and 149,265 shares outstanding, respectively	1,504	1,493
Capital in excess of par value	1,597,629	1,644,830
Retained earnings	3,003,430	2,543,688
Treasury stock, at cost: 6,888 and 7,996 shares, respectively	(572,104)	(597,682)
Accumulated other comprehensive income (loss)	(96,653)	(113,177)

Total Synopsys stockholders’ equity	3,933,806	3,479,152
Non-controlling interest	5,863	5,863

Total stockholders’ equity	3,939,669	3,485,015

Total liabilities and stockholders’ equity	$6,153,408	$6,145,974

(1)	Synopsys’ third quarter of fiscal year 2019 ended on August 3, 2019, and its fiscal year 2018 ended on November 3, 2018. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$371,653	$178,190
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	152,133	150,245
Amortization of capitalized costs to obtain revenue contracts	46,230	—
Stock compensation	114,826	102,540
Allowance for doubtful accounts	8,950	3,368
(Gain) loss on sale of property and investments	(4,052)	(93)
Deferred income taxes	(9,664)	5,509
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	89,370	(41,695)
Inventories	(39,431)	(48,440)
Prepaid and other current assets	(38,224)	(9,766)
Other long-term assets	(114,344)	(31,652)
Accounts payable and accrued liabilities	(45,200)	(56,491)
Income taxes	(6,963)	(35,014)
Deferred revenue	53,980	76,780

Net cash provided by operating activities	579,264	293,481

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	—	12,449
Proceeds from sales of long-term investments	6,361	494
Purchases of long-term investments	—	(645)
Proceeds from sales of property and equipment	—	1,662
Purchases of property and equipment	(122,358)	(70,469)
Cash paid for acquisitions and intangible assets, net of cash acquired	—	(646,687)
Capitalization of software development costs	(2,245)	(2,714)

Net cash used in investing activities	(118,242)	(705,910)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	192,897	615,000
Repayment of debt	(520,312)	(137,500)
Issuances of common stock	107,354	72,722
Payments for taxes related to net share settlement of equity awards	(52,309)	(42,636)
Purchase of equity forward contract	(20,000)	(33,000)
Purchases of treasury stock	(209,185)	(367,000)
Other	(762)	1,759

Net cash (used in) provided by financing activities	(502,317)	109,345
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,975	(3,826)

Net change in cash, cash equivalents and restricted cash	(36,320)	(306,910)
Cash, cash equivalents and restricted cash, beginning of the year	725,001	1,050,075

Cash, cash equivalents and restricted cash, end of the period	$688,681	$743,165

(1)

Synopsys’ third quarter of fiscal year 2019 and 2018 ended on August 3, 2019 and August 4, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

SYNOPSYS, INC.

Business Segment Reporting (1)

(in millions)

	FY18	Q3’19	YTD Q3’19
	ASC 605	ASC 606	ASC 606
Revenue by segment (3)
- Semiconductor & System Design	$2,840.6	$769.4	$2,260.3
% of Total	91.0%	90.2%	90.1%
- Software Integrity	$280.5	$83.6	$249.3
% of Total	9.0%	9.8%	9.9%
Total segment revenue	$3,121.1	$853.0	$2,509.6

Adjusted operating income by segment (3)
- Semiconductor & System Design	$701.3	$207.8	$604.5
- Software Integrity	$(10.6)	$8.8	$22.9
Total adjusted segment operating income	$690.7	$216.6	$627.4

Adjusted operating margin by segment (3)
- Semiconductor & System Design	24.7%	27.0%	26.7%
- Software Integrity	(3.8%)	10.5%	9.2%
Total adjusted segment operating margin	22.1%	25.4%	25.0%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Twelve Months Ended	Three Months Ended	Nine Months Ended
	October 31, 2018 (3)	July 31, 2019 (3)	July 31, 2019 (3)
	ASC 605	ASC 606	ASC 606
GAAP total operating income – as reported	$360.2	$127.6	$390.5
Other expenses managed at consolidated level
-Amortization of intangible assets	125.7	23.7	77.1
-Stock compensation	140.0	39.5	114.8
-Fair value changes in executive deferred compensation plan	4.6	4.7	25.2
-Acquisition-related costs	21.2	1.8	3.9
-Restructuring	12.9	19.3	33.7
-Legal matters	26.0	—	(18.0)

Total adjusted segment operating income	$690.7	$216.6	$627.4

(1)

Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Quarterly variability, which increases as a result of ASC 606, should be expected.

(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting. They are presented to reflect the information that is considered by Synopsys’ chief operating decision maker (CODM) to evaluate the operating performance of its segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)

Synopsys’ third quarter of fiscal year 2019 ended on August 3, 2019, and its fiscal year 2018 ended on November 3, 2018. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.